News Release

For Immediate Release

July 23, 2015

International Barrier Technology - Fire-Resistant Building Materials Company - Reports Fiscal Year Record Sales Revenue of $8,428,333 and Record Sales Volume of 21,624,100 sq. ft. for YE June 30, 2015

July 23, 2015 – Watkins, MN - International Barrier Technology Inc. (“Barrier”) (IBTGF: OTCQB; IBH.V: TSXV), a manufacturer of proprietary fire-resistant building materials, has released sales revenue and sales volumes for fiscal year ending June 30, 2015.

Record sales volume of 21,624,100 sq. ft. was shipped for the fiscal year ending June 30, 2015.  This was an increase of 9% from the 19,750,800 sq. ft. shipped in Fiscal 2014.  Residential Roof Deck/Wall Assembly/Structural Insulated Panel market business grew 12% year over year and represented 74% of total Barrier shipments.  The Commercial Modular market was up 3% year over year and represented 26% of total shipments.   Monthly shipments of 1,974,600 sq. ft. were recorded during the month of June, a 5% decrease over the 2,087,800 sq. ft. shipped in June 2014.

Fiscal year sales revenue for the period ending June 30, 2015 was up 3% from $8,154,400 to $8,428,333 over the comparable period last year.  Fiscal year sales revenue generated from Residential Roof Deck/Wall Assembly/Structural Insulated Panel markets rose 11% and revenue from the Commercial Modular market increased 4%.  Monthly sales revenue was $771,635 in comparison to $908,621.

Accomplishments during Fiscal 2015:

*Record Fiscal Year Sales Volumes and Revenues.

*New UL certified fire-rated I-Joist listing, with successful initial test market.  First commercial production orders to ship late July/early August.

*Listed as #9 in Diversified Industries “The 2015 TSX Venture 50:  A Ranking of Strong Performers on TSX Venture Exchange.”

*Listed in the Minneapolis/St. Paul Business Journal’s “The 50 fastest-growing private companies in the Twin Cities”.

*Production facility completed and commercial production of “OSB Firestop” began in the European Union and Russia through licensee, Kronospan.

Barrier’s 10K annual financial report will be published on or before September 28th, 2015.

About International Barrier Technology Inc.
International Barrier Technology Inc. (OTCQB: IBTGF; TSXV: IBH.V) develops, manufactures, and markets proprietary fire-resistant building materials branded as LP® FlameBlock® Fire-Rated OSB Sheathing and Blazeguard FR Deck Panel. Barrier's award-winning fire-resistant wood panels use a patented, non-toxic, non-combustible coating with an extraordinary capability: it releases water in the heat of fire. The panels exceed "model" building code requirements in every

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA

Tel: 800-638-4570  •  Email: mmcelwee@intlbarrier.com

targeted fire test and application, and are unique in combining properties that increase panel strength and minimize environmental and human impact.  Barrier's family of products provides customers a premium material choice meeting an increasingly challenging combination of requirements in residential and commercial building construction.  For more information please visit: www.intlbarrier.com.

INTERNATIONAL BARRIER TECHNOLOGY INC.

_______________________

Michael D. Huddy

President, Director

THE TSX VENTURE EXCHANGE HAS NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THE CONTENT OF THIS PRESS RELEASE.

Melissa McElwee, CFO

International Barrier Technology
(800) 638-4570

mmcelwee@intlbarrier.com

For more information please visit:

www.intlbarrier.com

The statements in this news release contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act.  Such forward-looking statements involve certain risks, assumptions and uncertainties, including but not limited to the ability to generate and secure product sales and adverse economic conditions.  In each case, actual results may differ materially from such forward-looking statements.  The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or modified) will not be realized.

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA

Tel: 800-638-4570  •  Email: mmcelwee@intlbarrier.com